Exhibit 10.25

BlueMountain Capital Management, LLC

280 Park Avenue, 12th Floor East

New York, NY 10017

July 25, 2014

MedEquities Realty Trust, Inc.

201 Seaboard Lane, Suite 100

Franklin, Tennessee 37067

BlueMountain Rights Agreement

Ladies and Gentlemen:

Reference is made to that certain preliminary offering memorandum, dated July 1, 2014, as supplemented by the preliminary offering memorandum supplement dated the date hereof (the “OM”), of MedEquities Realty Trust, Inc. (the “Company”) describing an offering by the Company of its common stock, par value $0.01 per share, pursuant to various exemptions from registration under the Securities Act of 1933, as amended (the “Offering”). Capitalized terms used herein but not herein defined shall have the meanings given to such terms in the OM.

If BlueMountain acquires at least 20% of the shares of the Company’s common stock in the Offering, BlueMountain will be granted representation on the Company’s Board of Directors (the “Board”) and each of the Company’s risk committee (the “Risk Committee”) and investment committee (the “Investment Committee”), and such other rights, each as set forth below.

In connection therewith, the Company and BlueMountain hereby agree as follows:

Board of Directors

So long as BlueMountain maintains at least one designee on the Board, the number of members constituting the Board shall be no more than seven (7), subject to increase or decrease by the Board from time-to-time, in accordance with the Company’s charter and bylaws, provided that any such increase or decrease shall require the approval of at least one BlueMountain board designee.

Upon the closing of the Offering, the Company shall promptly cause two (2) persons (in the aggregate) designated by BlueMountain to be appointed to the Board. Following the closing of the Offering, for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, (i) so long as BlueMountain, together with its affiliates, as of the date of the mailing of the Company’s definitive proxy statement in connection with such meeting (the “Mailing Date”) (A) continues to own 75% or more of the number of shares purchased by it in the Offering or (B) beneficially owns at least 10% of the outstanding common stock of the Company, the Company shall include 2 persons designated by BlueMountain as members of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of both such nominees, (ii) so long as BlueMountain, together with its affiliates, as of the Mailing Date (X) continues to own 50% or more of the number of shares purchased by it in the Offering or (Y) beneficially owns at least 5% of the outstanding common stock of the Company, the Company shall include one person designated by BlueMountain as a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such nominee, and (iii) if BlueMountain, together with its affiliates, as of the Mailing Date (I) has sold more than 50% of its initial investment in the Company and (II) beneficially owns less than 5% of the outstanding common stock of the Company, the Company shall not be required to include any persons designated by BlueMountain as members of the slate of Board nominees.

Investment Committee

The Investment Committee will be comprised of five (5) members.

For so long as BlueMountain is entitled to two (2) nominees to the Board as provided above, two (2) of the members of the Investment Committee will be appointed by BlueMountain. So long as BlueMountain is entitled to one (1) nominee to the Board as provided above, one (1) member of the Investment Committee will be appointed by BlueMountain.

For so long as BlueMountain maintains a designee on the Investment Committee:

Other than with respect to the Kentfield Rehab & Specialty Hospital, LTACH, Mountain’s Edge Hospital, Magnolia Place of Spartanburg SNF described in the OM as part of the Company’s initial portfolio, any proposed acquisition by the Company shall be presented to the Investment Committee for approval (in addition to any approval that may be required by the Board of Directors of the Company); provided, that, BlueMountain shall complete its due diligence of any acquisitions described in the OM prior to the closing of the Offering.

Any acquisition for aggregate consideration (including any assumed indebtedness) of less than 5% of the Company’s assets on a pro forma basis giving effect to any such acquisition shall require the approval of a majority of the members of the Investment Committee.

Any acquisition for aggregate consideration (including any assumed indebtedness) of greater than 5% of the Company’s assets on a pro forma basis giving effect to any such acquisition shall require the approval of four (4) members of the Investment Committee.

Any acquisition for aggregate consideration (including any assumed indebtedness) of greater than 15% of the Company’s assets on a pro forma basis giving effect to any such acquisition shall require the unanimous approval of the Investment Committee.

Risk Committee

The Company and BlueMountain shall agree on the number of members comprising the Risk Committee.

The Risk Committee shall be chaired by the BlueMountain designee.

The Risk Committee shall be responsible for setting and reinforcing underwriting standards, surveillance policies and exposure limits (geography, operator, asset type, etc.) across acquisitions and exposures in the portfolio and also for reviewing and optimizing ALM strategy.

The Company agrees to incorporate the understandings set forth herein into any definitive policies governing the Investment Committee and Risk Committee.

Equity Offering Right

In connection with a potential initial public offering of the Company’s common stock pursuant to which the Company issues and sells, pursuant to a registration statement filed with the Securities and Exchange Commission (an “IPO”), BlueMountain shall have the option and right (but not the obligation) to purchase in a concurrent private placement in the aggregate up to BlueMountain’s Pro Rata Portion of such IPO at the same price and the same terms and conditions as offered to other investors in the IPO, without the payment by the Company of any underwriting discounts or commissions.

“Pro Rata Portion” means, with respect to BlueMountain at a given time with respect to the IPO, a number of shares of common stock equal to the product of (a) the number of shares of common stock proposed to be issued, sold or placed in the IPO, multiplied by (b) a fraction, the numerator of which is the aggregate number of shares of common stock beneficially owned by BlueMountain immediately prior to the IPO, and the denominator of which is the aggregate number of shares of outstanding common stock immediately prior to the IPO.

Equity Issuances

For so long as BlueMountain beneficially owns greater than 10% of the outstanding common stock of the Company, without the approval of at least one BlueMountain board designee, the Company shall not undertake any offering of common stock (other than issuances pursuant to the Company’s equity compensation plans) at a gross price per share or deemed price per share (i.e. conversion, exchange or exercise price) of common stock less than the lower of (i) the then current market price per share if the Company’s common stock is then listed for trading on a national securities exchange or (ii) $15.00 per share, in each case as may be adjusted for any stock splits, stock dividends or other similar recapitalizations.

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

This agreement may be executed in any number of counterparts, each of which when executed will be an original and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this agreement by facsimile or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

Very truly yours,

BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC

By:	/s/ Kyle Brady
	Name:	Kyle Brady
	Title:	Assistant General Counsel & Vice President

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

MEDEQUITIES REALTY TRUST, INC.

By:	/s/ William Harlan
	Name:	William Harlan
	Title:	President

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